Coach Capital LLC EPS-D (2016), P.O. Box 02-5548 Miami, FL 33102 USA Tel/Fax: (702) 973-1853

April 27, 2004

Mr. Alain Kardos, President
Image Innovations Holdings Inc.
615-100 Park Royal
West Vancouver, BC V7T 1A2

Dear Mr. Kardos:

We are pleased to confirm that we will advance funds to you on the following basis:

Borrower:	IMAGE INNOVATIONS HOLDINGS INC., a Nevada corporation

Loan:	$800,000.00

Term:	6 months

Interest Rate:	10% per annum payable monthly for the first 4 months and 18% thereafter

Loan Fee:	$8,000.00 payable on May 27, 2004 with the first interest payment

Negative Covenant: Borrower acknowledges that this loan is to be treated as a first charge on the assets and undertaking of Borrower and its wholly-owned subsidiary, Image Sports and Entertainment Inc. (a Delaware corporation), and covenants not to grant any charges on the assets and undertaking of Borrower and Subsidiary without the prior written consent of Lender.

If the foregoing is in order, please sign and return this letter below to signify your agreement.

Yours very truly,

COACH CAPITAL LLC

/s/ Cornhill Services

Cornhill Services Ltd., Manager

Accepted and agreed.

IMAGE INNOVATIONS HOLDINGS INC.

/s/ Alain Kardos
Authorized Signatory